Exhibit 1.1
WILLIAMS PARTNERS L.P.
5,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
August [       ], 2005
Lehman Brothers Inc.
As the Representative of the several
Underwriters named in Schedule 1
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Williams Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”) 5,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). Lehman Brothers Inc. shall act as representative (the “Representative”) of the several Underwriters.
     In addition, certain holders of Common Units named in Schedule 2 attached hereto (the “Selling Unitholders”) propose to grant to the Underwriters an option to purchase up to an additional 750,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This is to confirm the agreement concerning the purchase of Units from the Partnership and the Selling Unitholders by the Underwriters. Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement or the Prospectus (each as defined herein).
     It is understood and agreed to by all parties that the Partnership was formed to own, operate and acquire the natural gas gathering, transportation and processing, and natural gas liquids fractionation and storage, assets and business held by various subsidiaries of The Williams Companies, Inc., a Delaware corporation (“Williams”), as described more particularly in the Prospectus. Williams Partners GP LLC, a Delaware limited liability company, will serve as the general partner (the “General Partner”) of the Partnership. As of the First Delivery Date (as defined in Section 4), Williams Energy Services, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Williams (“WES”), will serve as the sole member of the General Partner. Each of WES, Williams Discovery Pipeline, LLC, a Delaware limited liability company (“Williams Pipeline”), Williams Partners Holding LLC, a Delaware limited liability company (“Holdings”), and Williams Energy, LLC, a Delaware limited liability company (“WE”), will be limited partners of the Partnership.
     Prior to the date hereof, the following transactions occurred:

     (a) Williams Midstream Natural Gas Liquids, Inc., a Delaware corporation (“WMNGL”), conveyed the Conway Storage East, Conway West and Mitchell storage assets, certain Conway real estate, several easements and a letter of credit for storage abandonment to Mid-Continent Fractionation and Storage, LLC, a Delaware limited liability company (“MCFS”), in exchange for a membership interest in MCFS.
     (b) Williams Natural Gas Liquids, Inc., a Delaware corporation (“WNGL”), conveyed a 50% undivided interest in the Conway fractionator, all applicable contracts or agreements relating to the contributed assets (including but not limited to the Conway fractionator operating agreement), a fixed price gas purchase contract and certain Conway real estate to MCFS in exchange for a membership interest in MCFS.
     (c) Espagas USA, Inc., a Delaware corporation (“Espagas”), conveyed certain Conway real estate to MCFS in exchange for a membership interest in MCFS.
     (d) MAPCO Inc., a Delaware corporation (“MAPCO”), conveyed certain Conway real estate and a VOP MEROX license agreement to MCFS in exchange for a membership interest in MCFS.
     (e) WES formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $1,000 in exchange for all of the membership interests in the General Partner.
     (f) The General Partner and WES formed the Partnership, to which the General Partner contributed $20 and WES contributed $980 in exchange for a 2% general partner and 98% limited partner interest, respectively.
     (g) WES acquired 100% of the membership interests in ENI British Borneo Pipeline LLC, a Delaware limited liability company (“ENIBBP”). Upon acquisition, the legal name of ENIBBP was changed to Williams Discovery Pipeline, LLC.
     (h) The Partnership formed Williams Partners Operating LLC, a Delaware limited liability company (“OLLC”), pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in OLLC.
     (i) [WNGL] formed Holdings pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in Holdings.
     (j) WMNGL, WNGL, Espagas and MAPCO contributed all of the outstanding membership interests in MCFS to Holdings in exchange for the proportionate membership interests in Holdings.
     (k) Williams Mobile Bay Producer Services, LLC, a Delaware limited liability company (“WMBPS”), formed Carbonate Trend Pipeline LLC, a Delaware limited liability company (“CTP”), pursuant to the Delaware LLC Act and contributed the Carbonate Trend Pipeline to CTP in exchange for all of the membership interests in CTP.

     (l) WMBPS distributed all of the membership interests in CTP to Arctic Fox Assets LLC, a [Delaware] limited liability company (“AFA”).
     (m) AFA distributed all of the outstanding membership interests in CTP to Williams, which in turn contributed those membership interests to WES.
     (n) The Partnership, Williams and certain other Williams subsidiaries entered into an amendment and restatement (the “Amended Credit Agreement”) of the Credit Agreement, dated as of May 3, 2004, by and among Williams, Northwest Pipeline Corporation and Transcontinental Gas Pipe Line Corporation, as the borrowers, the lenders named therein, Citicorp USA, Inc., as administrative agent and collateral agent, Citibank, N.A. and Bank of America, N.A., as the issuing banks, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., the Bank of Nova Scotia and The Royal Bank of Scotland PLC, as co-documentation agents, and Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and co-book runners, to, among other things, allow the Partnership to borrow up to $75 million under the Amended Credit Agreement for general partnership purposes, including acquisitions.
     The transactions described in clauses (a) – (n) above are referred to herein collectively as the “Prior Transactions.”
     In addition, on or prior to the First Delivery Date, the Partnership will enter into a working capital loan agreement with Williams providing for a $20 million revolving credit facility (the “Revolving Credit Agreement”).
     On the First Delivery Date, WES, the General Partner, the Partnership, OLLC, WE, Williams Pipeline, Holdings, MCFS and CTP will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which the following transactions will occur on the First Delivery Date, unless otherwise noted:
     (a) MCFS will distribute to Holdings cash, receivables and other working capital assets (“MCFS Working Capital Assets”) estimated to be approximately $[        ] million.
     (b) CTP will distribute to WES cash, receivables and other working capital assets (“CTP Working Capital Assets”) estimated to be approximately $[        ] million.
     (c) WES will contribute membership interests in CTP with an aggregate value equal to 2% of the equity value of the Partnership to the General Partner as a capital contribution.
     (d) The General Partner will contribute its membership interest in CTP to the Partnership in exchange for (a) a continuation of its 2% general partner interest and (b) the Incentive Distribution Rights (as defined in the Partnership Agreement (as defined in Section 1(f))).
     (e) WES will contribute its remaining membership interest in CTP to the Partnership in exchange for (a) [        ] Common Units representing a [        ] % limited partner interest in the Partnership and (b) [        ] subordinated units representing limited partner interests in the

Partnership (“Subordinated Units”) representing a [        ] % limited partner interest in the Partnership.
     (f) WE will contribute to the Partnership a [        ] % membership interest (the “WE Discovery Interest”) in Discovery Producer Services, LLC, a Delaware limited liability company (“DPS”), in exchange for (y) [        ] Common Units representing a [        ] % limited partner interest in the Partnership and (z) [        ] Subordinated Units representing a limited partner interest in the Partnership.
     (g) Williams Pipeline will contribute to the Partnership its [        ] % membership interest (the “Williams Pipeline Discovery Interest”) in DPS in exchange for (y) [        ] Common Units representing a [        ] % limited partner interest in the Partnership and (z) [        ] Subordinated Units representing a [        ] % limited partner interest in the Partnership.
     (h) Holdings will contribute all of the outstanding membership interests in MCFS to the Partnership in exchange for (i) [        ] Common Units representing a [        ] % limited partner interest in the Partnership and (ii) [        ] Subordinated Units representing a [        ] limited partner interest in the Partnership.
     (i) The public, through the Underwriters, will contribute $[100.0] million (the “Offering Proceeds”) to the Partnership in exchange for [        ] Common Units, representing limited partner interests with an [        ] % limited partner interest in the Partnership.
     (j) The Partnership will use the Offering Proceeds to (i) pay the underwriting discounts and commissions, (ii) distribute $[35.0] million in cash to [WES/Williams Pipeline] in reimbursement of certain capital expenditures incurred prior to formation, (iii) distribute $[48.5] million in cash to [any or all of the other transferors in the [Prior] Transactions], (iv) contribute $[1.6] million in cash to MCFS and CTP as capital contributions to replenish working capital, (v) pay approximately $[4.6] million in offering expenses incurred by the Partnership and (vi) provide $[12.8] million of additional working capital.
     (k) The Partnership will contribute its interests in MCFS, CTP and DPS to OLLC as a capital contribution.
     (l) The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Contribution Agreement.
     (m) If the Underwriters exercise their option to purchase any Option Units within 30 days after the date of this Agreement as provided in Section 4, the Selling Unitholders will sell the Option Units to the Underwriters at the price set forth in Section 3.
     Each of MCFS, CTP, DPS and Discovery Gas Transmission LLC, a Delaware limited liability company (“DGT”), is referred to herein, individually, as a “Subsidiary” and, collectively, as the Subsidiaries.”

     The transactions described above in clauses (a)-(m) above are referred to as the “Subsequent Transactions” and, together with the Prior Transactions, are referred to as the “Transactions.”
     The Partnership, the General Partner, OLLC and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.” WNGL, WMNGL, WE, WES, Holdings, Williams Pipeline, the General Partner, the Partnership and OLLC are sometimes referred to herein collectively as the “Williams Parties.” The Williams Parties, together with each of Williams, WNGL, WMNGL, Espagas, MAPCO, WMBPS and AFA, are sometimes referred to herein collectively as the “Williams Entities.”
     This is to confirm the agreement concerning the purchase of the Firm Units and the Option Units, if any, from the Partnership by the Underwriters.
     Section 1. Representations, Warranties and Agreements of the Williams Parties.
     The Williams Parties jointly and severally represent, warrant and agree that:
     (a) A registration statement on Form S-1 (File No. 333-124517) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to the Representative. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of the Representative pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus as first filed with the Commission pursuant to paragraphs (1) or (4) of Rule 424(b) of the Rules and Regulations. If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission.
     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission and on the applicable Delivery Date (as defined in Section 5), as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date and as of the applicable Delivery Date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which the statements were made); and each of the statements made by the Partnership in the Registration Statement, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to estimated available cash, future cash distributions of the Partnership and any statements made in support thereof or related thereto under “Cash Distribution Policy” and “Cash Available to Pay Distributions” or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Partnership in writing by or on behalf of any Underwriter through the Representative expressly for inclusion therein, which information is specified in Section 10(f).
     (c) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly registered or qualified to do business as a foreign limited partnership in each jurisdiction listed opposite its name in Annex I, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, securityholders’ equity, properties, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (d) Each of the General Partner, WES, Holdings, WE, OLLC, MCFS, CTP, DPS and DGT has been duly formed and is validly existing in good standing as a limited liability company under Delaware LLC Act, has full limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly registered or qualified to do business as a foreign limited liability company in each jurisdiction listed opposite its name in Annex I, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (e) Each of Williams, WNGL, WMNGL, MAPCO and Espagas has been duly incorporated and is validly existing as a corporation in good standing under the DGCL, has full corporate all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly qualified to do business as a foreign corporation in each jurisdiction listed opposite its name in Annex I, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (f) On the First Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with an initial 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended and restated on or prior to the First Delivery Date, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).
     (g) On the First Delivery Date, after giving effect to the Transactions, WES will own [        ] Common Units and [        ] Subordinated Units (the “WES Sponsor Units”), WE will own [        ] Common Units and [        ] Subordinated Units (the “WE Sponsor Units”), Williams Pipeline will own [        ] Common Units and [        ] Subordinated Units (the “Williams Pipeline Sponsor Units”), Holdings will own [        ] Common Units and [        ] Subordinated Units (the “Holdings Sponsor Units” and collectively with the WES Sponsor Units, the WE Sponsor Units, the Williams Pipeline Sponsor Units and the Holdings Sponsor Units, the “Sponsor Units”) and the General Partner will own all of the Incentive Distribution Rights; on the First Delivery Date, after giving effect to the Transactions, all of such Sponsor Units, the limited partner interests represented thereby and the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and WES will own such WES Sponsor Units, WE will own such WE Sponsor Units, Williams Pipeline will own such Williams Pipeline Sponsor Units, Holdings will own such Holdings Sponsor Units and the General Partner will own such Incentive Distribution Rights, in each case, free and clear of all Liens (except, with respect to the Sponsor Units and the Incentive Distribution Rights, restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus.
     (h) On the respective Delivery Date, the Units to be issued and sold by the Partnership or the Selling Unitholders, as applicable, to the Underwriters hereunder will have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement or the Contribution Agreement, as applicable, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); the Units, when issued and delivered against payment therefor in accordance with this Agreement or the Contribution Agreement, as applicable, the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Contribution Agreement, will conform to the descriptions thereof contained in the Prospectus; and other than the Sponsor Units owned by WES, WE, Williams Pipeline and Holdings and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date.
     (i) On each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole member of OLLC with a 100% limited liability company interest in OLLC; such limited liability company interest will have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of OLLC (as the same may be amended and restated on or prior to the First Delivery Date, the “OLLC Agreement”) and will be fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such limited liability company interest free and clear of all Liens.
     (j) On each Delivery Date, after giving effect to the Transactions, OLLC will own a 100% limited liability company interest in each of MCFS and CTP; such limited liability company interests will be duly authorized and validly issued in accordance with the respective limited liability company agreements of each of MCFS and CTP (as the same may be amended or restated on or prior to the First Delivery Date, the “Wholly Owned Subsidiary LLC Agreements”), and will be fully paid (to the extent required under the Wholly Owned Subsidiary LLC Agreements) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and OLLC will own such limited liability company interests free and clear of all Liens.
     (k) On each Delivery Date, after giving effect to the Transactions, OLLC will own a 40% limited liability company interest in DPS; such limited liability company interest will be duly authorized and validly issued in accordance with the limited liability company agreement of DPS (as such may be amended and restated on or prior to the First Delivery Date, the “DPS LLC Agreement”); and OLLC will own such limited liability company interest free and clear of all Liens. DPS is the sole member of DGT with a 100% limited liability company interest in DGT; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DGT (as the same may be amended or restated on or prior to the First Delivery Date (the “DGT LLC Agreement”), and together with the DPS LLC Agreement and the Wholly Owned Subsidiary LLC Agreements, the “Subsidiary LLC Agreements”) and is fully paid (to the extent required under the DGT LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and DPS owns such limited liability company interest free and clear of all Liens.
     (l) Other than (i) the General Partner’s ownership of an initial 2.0% general partner interest in the Partnership and its ownership of the Incentive Distribution Rights, (ii) the Partnership’s ownership of a 100% limited liability company interest in OLLC, (iii) OLLC’s ownership of a 100% limited liability company interest in each of MCFS and CTP, (iv) OLLC’s ownership of a 40% limited liability company interest in DPS and (v) DPS’ 100% limited liability company interest in DGT, on each Delivery Date, after giving effect to the Transactions, none of the Partnership Entities will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity; and none of the entities mentioned in the preceding clauses (i) through (v), other than OLLC, MCFS, CTP [and DPS] is a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Rules and Regulations.
     (m) On each Delivery Date, after giving effect to the Transactions, WES will own a 100% limited liability company interest in the General Partner; such limited liability company interest will have been duly authorized and validly issued in accordance with the limited liability agreement of the General Partner (as the same may be amended or restated on or prior to the First Delivery Date, the “GP LLC Agreement”), and will be fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WES will own such limited liability company interest free and clear of all Liens.
     (n) Williams indirectly owns 100% of the issued and outstanding capital stock of each of WNGL and WMNGL; all of such capital stock has been duly authorized and validly issued and is fully paid and non-assessable; and Williams owns such capital stock free and clear of all Liens.
     (o) Williams owns a 100% limited liability company interest in WES; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of WES (as the same may be amended or restated on or prior to the First Delivery Date, the “WES LLC Agreement”) and is fully paid (to the extent required under the WES LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and Williams owns such limited liability company interest free and clear of all Liens.
     (p) On the First Delivery Date, after giving effect to the Transactions, WES will own a 100% limited liability company interest in Williams Pipeline; such limited liability company interest will be duly authorized and validly issued in accordance with the limited liability company agreement of Williams Pipeline (as the same may be amended or restated on or prior to the First Delivery Date, the “Williams Pipeline LLC Agreement”) and will be fully paid (to the extent required under the Williams Pipeline LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WES will own such limited liability company interest free and clear of all Liens.
     (q) On the First Delivery Date, after giving effect to the Transactions, WES will own 100% of the issued and outstanding capital stock of each of MAPCO and Espagas; all of such capital stock will be duly authorized and validly issued and will be fully paid and non-assessable; and WES will own such capital stock free and clear of all Liens.
     (r) On the First Delivery Date, after giving effect to the Transactions, MAPCO will own a 100% limited liability company interest in WE; such limited liability company interest will be duly authorized and validly issued in accordance with the limited liability company agreement of WE (as the same may be amended or restated on or prior to the First Delivery Date, the “WE LLC Agreement”) and will be fully paid (to the extent required under the WE LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and MAPCO will own such limited liability company interest free and clear of all Liens.
     (s) On the First Delivery Date, after giving effect to the Transactions, WE will own a 26.7% limited liability company interest in DPS; such membership interest will be duly and validly issued in accordance with the DPS LLC Agreement and will be fully paid (to the extent required under the DPS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and WE will own such limited liability company interest free and clear of all Liens.
     (t) On the First Delivery Date, after giving effect to the Transactions, Espagas will own a [         ]% limited liability company interest in Holdings, WNGL will own a [        ]% limited liability company interest in Holdings, WMNGL will own a [        ]% limited liability company interest in Holdings, and MAPCO will own a [        ]% limited liability company interest in Holdings; such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability agreement of Holdings (as the same may be amended or restated on or prior to the First Delivery Date, the “Holdings LLC Agreement”), and will be fully paid (to the extent required under the Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and each of Espagas, WNGL, WMNGL and MAPCO will own such limited liability company interests free and clear of all Liens.
     (u) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or (ii) any member interests in the General Partner, OLLC or, except as provided in the DPS LLC Agreement and the DGT LLC Agreement, any of the Subsidiaries, in each case pursuant to the Partnership Agreement, the OLLC Agreement, the GP LLC Agreement or the Subsidiary LLC Agreements, each as amended or restated on or prior to the First Delivery Date (collectively, the “Organizational Documents”), or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
     (v) None of the Partnership Entities has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (w) The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. On each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Williams Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Williams Entities of the Operative Agreements (as defined in Section 1(x)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.
     (x) This Agreement has been duly and validly authorized, executed and delivered by each of the Williams Parties.
     (y) On or before the First Delivery Date:
     (i) The Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the organizational limited partner named therein (the “Organizational Limited Partner”) and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;
     (ii) The Contribution Agreement will have been duly authorized, executed and delivered by the Williams Entities party thereto, and will be valid and legally binding agreements of the Williams Entities party thereto, enforceable against such parties in accordance with its terms;
     (iii) The OLLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (iv) The GP LLC Agreement will have been duly authorized, executed and delivered by WES, and will be a valid and legally binding agreement of WES, enforceable against WES in accordance with its terms;
     (v) Each of the MCFS LLC Agreement and the CTP LLC Agreements will have been duly authorized, executed and delivered by OLLC, and each will be a valid and legally binding agreement of OLLC, enforceable against OLLC in accordance with its terms;
     (vi) The DPS LLC Agreement has been duly authorized, executed and delivered by each of OLLC and WE and, assuming due authorization, execution and delivery by Duke Energy Field Services, LP (“DEFS”), will be a valid and legally binding agreement of OLLC, WE and DEFS, enforceable against each of them in accordance with its terms;
     (vii) An omnibus agreement (the “Omnibus Agreement”) will have been duly authorized, executed and delivered by each of WES, WE, [Williams Information Services Corporation,] Williams Pipeline, Holdings, the General Partner, the Partnership and OLLC and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

     (viii) Each of the Amended Credit Agreement and the Revolving Credit Agreement will have been duly authorized, executed and delivered by the Partnership and will be valid and legally binding agreements of the Partnership, enforceable against the Partnership in accordance with its terms.
provided that, with respect to each agreement described in this Section 1(y), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Organizational Documents, the Amended Credit Agreement, the Revolving Credit Agreement, the Contribution Agreement and the Omnibus Agreement are herein collectively referred to as the “Operative Agreements.”
     (z) None of the offering, issuance and sale by the Partnership of the Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus, the execution, delivery and performance of this Agreement or the Operative Agreements by the Williams Entities that are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Williams Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Williams Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Williams Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Williams Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.
     (aa) Except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws in connection with the purchase and sale of the Units by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the any of the Williams Entities or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Williams Parties and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Units as described under “Use of Proceeds” in the Prospectus.
     (bb) Except as described in the Prospectus and the Partnership Agreement, there are no contracts, agreements or understandings between the any of the Williams Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the Units registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.
     (cc) None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, except as described in the Prospectus, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of any of the Partnership Entities, in each case except as could not reasonably be expected to have a Material Adverse Effect.
     (dd) At March 31, 2005, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved. The selected historical and pro forma financial and operating information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption “Selected Historical and Pro Forma Combined Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Article 11 of Regulation S-X under the Securities Act; such pro forma financial statements have been properly compiled on the bases described therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements are appropriate to give effect to the transactions and circumstances referred to therein.
     (ee) Ernst & Young LLP, who has certified certain financial statements of the Partnership, the General Partner, the Williams Partners Predecessor (as defined therein) and DPS, whose reports appear in the Prospectus and who have delivered the initial letter referred to in Section 9(j) hereof, are an independent registered public accounting firm with respect to the

Partnership, the General Partner and the Williams Partners Predecessor as required by the Securities Act and the Rules and Regulations.
     (ff) On each Delivery Date, after giving effect to the Transactions, each of the Partnership Entities will have good and indefeasible title in fee simple to all real property and good and marketable title to all personal property, contemplated as owned or to be owned by any of them in the Operative Agreements or the Prospectus, in each case free and clear of all liens, claims, security interests, encumbrances and other defects, except (i) such as are described in the Prospectus or (ii) such as [do not materially affect the value of such property and] do not materially interfere with the use made in the past and proposed to be made in the future of such property as described in the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Williams Parties represent that (A) no Williams Entity has received any actual notice or claim from any owner of land upon which any pipeline that will be owned by any Subsidiary as of the First Delivery Date as described in the Prospectus is located that such Williams Entity does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Prospectus and (B) any lack of title to the pipeline rights-of-way that will have a material adverse effect on the ability of any Subsidiary to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Prospectus will be subject to the indemnification provisions of Section [         ] of the Omnibus Agreement. All assets held under lease or license by the Partnership Entities are held under valid, subsisting and enforceable leases or licenses, with such exceptions as are not material and do not materially interfere with the use made in the past and proposed to be made in the future of such assets by the Partnership Entities as described in the Prospectus. As of the First Delivery Date, the Contribution Agreement will be legally sufficient to transfer to or vest in OLLC and the Subsidiaries all properties that are, individually or in the aggregate, required to enable OLLC and the Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Contribution Agreement. OLLC and the Subsidiaries, upon execution and delivery of the Contribution Agreement, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and in the Contribution Agreement.
     (gg) Each of the Partnership Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of each of the Partnership Entities are in full force and effect on the date hereof; each of the Partnership Entities are in compliance with the terms of such policies in all material respects as of the date hereof; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures will have to be made in order to continue such insurance.
     (hh) On each Delivery Date, after giving effect to the Transactions, each of the Partnership Entities will own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and none of the Williams Entities has any reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
     (ii) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any of their property or assets to be owned or leased as of the applicable Delivery Date is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby or that are required to be described in the Registration Statement or Prospectus but are not described as required; and to the knowledge of the Williams Parties, no such proceedings are threatened by governmental authorities or by others.
     (jj) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement; and the statements set forth in the Prospectus under the captions “Conflicts of Interest and Fiduciary Duties,” “Prospectus Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units,” “Description of the Subordinated Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units and the Subordinated Units, and under the caption “Material Tax Consequences,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.
     (kk) Except as described in the Prospectus, no labor disturbance by the employees of any of the Partnership Entities (and to the extent they perform services on behalf of any of the Partnership Entities, employees of any of the Williams Entities other than the Partnership Entities), exists or, to the knowledge of the Williams Parties, is imminent or threatened, which might be expected to have a Material Adverse Effect.
     (ll) Each of the Williams Parties has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes shown to be due thereon, and no tax deficiency has been determined adversely to any of the Williams Entities, nor do any of the Williams Entities have any knowledge of any tax deficiency that could reasonably be expected to have a Material Adverse Effect.
     (mm) Since the date as of which information is given in the Prospectus through the date hereof, and except with respect to the Amended Credit Agreement or the Revolving Credit Agreement or as may otherwise be disclosed in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), none of the Partnership Entities have (i) issued or granted any securities, other than those issued in the Prior Transactions, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (iii) entered into any transaction not in the ordinary course of business.

     (nn) The sale and issuance of the Sponsor Units to each of WES, WE, Williams Pipeline and Holdings and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.
     (oo) Each of the Partnership Entities (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (pp) (i) Each of the Partnership Entities has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports its files or submits under the Exchange Act is accumulated and communicated to the management of the Partnership Entities, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (qq) Since the date of the most recent audited balance sheet of the Partnership reviewed or audited by Ernst and Young LLP and the audit committee of the board of directors of the General Partner, (i) none of the Partnership Entities has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (rr) Except as described in the Prospectus, no relationship, direct or indirect, exists between or among the Partnership Entities, on the one hand, and the directors, officers, securityholders, customers or suppliers of the Partnership Entities, on the other hand, that is required to be described in the Prospectus which is not so described. No Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

     (ss) The Partnership is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002.
     (tt) None of the Partnership Entities, WES, WE, Williams Pipeline or Holdings (i) is in violation of its certificate or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents; (ii) is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv) as could not reasonably be expected to have a Material Adverse Effect.
     (uu) None of the Williams Parties, nor any director, officer, agent, employee or other person associated with or acting on behalf of any of the Williams Parties, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (vv) Except as described in the Prospectus, the Williams Entities (i) are, and at all times prior were in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of health and human safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received and maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of the Partnership Entities has been named as a “potentially responsible party” under CERCLA or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, (A) none of the Partnership Entities is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings in which it is believed that no monetary penalties of $100,000 or more will be imposed, and (B) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.
     (ww) As of each Delivery Date, and after giving effect to the Transactions, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (xx) Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as described in the Prospectus, each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits that are or will be due to have been fulfilled and performed by such date; and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (yy) None of the Partnership Entities are or, as of each Delivery Date after giving effect to the Transactions and the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, will be, (i) an “investment company” as defined in the Investment Company Act of 1940, as amended or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.
     (zz) None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 4) will be offered or sold outside of the United States, [except to employees of Williams who are United States citizens].
     (aaa) None of the Williams Entities has distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Preliminary Prospectus and the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations and, in connection with the Directed Unit Program described in Section 4, the enrollment materials prepared by Lehman Brothers Inc.
     (bbb) None of the Williams Entities has taken, nor will it take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
     (ccc) The Units have been approved for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject only to official notice of issuance.
     (ddd) Except for this Agreement and any engagement letters with Lehman Brothers Inc., there are no contracts, agreements or understandings between the Partnership and any person that would give rise to a valid claim against the Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Units contemplated by this Agreement.
     (eee) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Partnership Entities believe to be reliable and accurate.
     Each certificate signed by or on behalf of any of the Partnership Entities and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by each such Partnership Entity to the Underwriters as to the matters covered thereby.
     Section 2. Representations, Warranties and Agreements of the Selling Unitholders.
     Each Selling Unitholder, jointly and severally represents, warrants and agrees that:
     (a) The Selling Unitholders have, and immediately prior to the Second Delivery Date the Selling Unitholders will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Option Units to be sold by the Selling Unitholders hereunder, free and clear of all Liens;
     (b) Upon payment for the Units to be sold by the Selling Unitholders, delivery of such Option Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Option Units in the name of Cede or such other nominee and the crediting of such Option Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Stock), (i) DTC shall be a “protected purchaser” of such Option Units within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Option Units and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Option Units may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Unitholders may assume that when such payment, delivery and crediting occur, (A) such Option Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s share registry in accordance with the Partnership Agreement and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (c) Each Selling Unitholder has full right and limited liability company power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Selling Unitholders and the consummation by the Selling Unitholders of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which any Selling Unitholder is a party or by which any Selling Unitholder is bound or to which any of the property or assets of the Selling Unitholders is subject (ii) result in any violation of the provisions of the certificate of formation, limited liability company agreement (or similar organizational documents) of any Selling Unitholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Selling Unitholder or the property or assets of any Selling Unitholder.
     (d) Except for the registration of the Option Units under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Option Units by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any Selling Unitholder or the property or assets of any Selling Unitholder is required for the execution, delivery and performance of this Agreement by any Selling Unitholder and the consummation by any Selling Unitholder of the transactions contemplated hereby.
     (e) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Selling Unitholder.
     (f) The Selling Unitholders have not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or which could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Common Units.
     Any certificate signed by any officer of any Selling Unitholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Selling Unitholder, as to matters covered thereby, to each Underwriter.
     Section 3. Purchase of the Units by the Underwriters.

     On the basis of the representations and warranties contained in and subject to the terms and conditions of this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representative may determine.
     In addition, the Selling Unitholders grant to the Underwriters an option to purchase up to that number of Option Units set forth opposite such Selling Unitholder’s name in Schedule 2 hereto, severally and not jointly. Such option (the “Option”) is granted for the purpose of covering sales of Common Units in excess of the total number of Firm Units and is exercisable as provided in Section 5 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representative may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.
     The price of both the Firm Units and any Option Units shall be $[         ] per Common Unit.
     Neither the Partnership nor the Selling Unitholders shall be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Units to be purchased on such Delivery Date as provided herein.
     Section 4. Offering of Units by the Underwriters.
     Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.
     It is understood that approximately [350,000] of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) to employees of the Williams Entities and persons having business relationships with the Williams Entities (each, a “Directed Unit Participant”) who have heretofore delivered to Lehman Brothers Inc. offers or indications of interest to purchase Firm Units in form satisfactory to Lehman Brothers Inc. (such program, the “Directed Unit Program”) and that any allocation of such Directed Units among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Partnership; provided, that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. It is further understood that any such Firm Units that are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

     The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.
     Section 5. Delivery of and Payment for the Units.
     Delivery of and payment for the Firm Units shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 at 9:00 A.M., Houston, Texas time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to the Representative for the account of each Underwriter in book entry form through the facilities of DTC against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
     The Option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Selling Unitholders by the Representative; provided that if such date falls on a day that is not a business day, the Option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”
     Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representative and the Selling Unitholders) at 9:00 A.M., Houston, Texas time, on such Second Delivery Date. On such Second Delivery Date, the Selling Unitholders shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company against payment to or upon the order of the Selling Unitholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Unitholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
     Section 6. Further Agreements of the Williams Parties.
     Each of the Williams Parties, jointly and separately, covenants and agrees with each Underwriter:

     (a) (i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; (iv) to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (b) To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (c) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;
     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission;

     (e) The Partnership will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Representative shall not previously have been advised or to which the Representative or its counsel shall reasonably object in writing after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Representative prior to or concurrently with such filing;
     (f) As soon as practicable after the Effective Date, to make generally available to the Partnership’s security holders and to deliver to the Representative an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);
     (g) For a period of two years following the Effective Date, to furnish or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System to the Representative a copy of all materials furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;
     (h) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership, to file a general consent to service of process or subject itself to taxation in any jurisdiction;
     (i) For a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of the Representative on behalf of the Underwriters, other than in connection with the public offering contemplated hereby.

The General Partner shall cause each person or entity listed on Schedule 3 to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (each, a “Lock-Up Agreement”).
     Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing;
     (j) To apply the net proceeds from the offering of the Units as set forth in the Prospectus; and
     (k) To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act of 1940, as amended; and
     (l) In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and the Representative will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of the Representative, the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.
     Section 7. Further Agreements of the Selling Unitholders.
     Each Selling Unitholder agrees:
     (a) During the Lock-Up Period, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Option Units), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) cause to be filed a registration statement with respect to any shares of Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters.
     Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc., on behalf of the Underwriters, waives such extension in writing. The Selling Unitholders hereby further agree that, prior to engaging in any transaction or taking any other action that is subject to the terms of this provision during the period from the date of this Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     (b) That the Option Units to be sold by the Selling Unitholders hereunder is subject to the interest of the Underwriters and that the obligations of the Selling Unitholders hereunder shall not be terminated by any act of the Selling Unitholders, by operation of law or the occurrence of any other event.
     (c) To deliver to the Representative prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-9.
     Section 8. Expenses.
     The Williams Parties agree, whether or not the transactions contemplated by the Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the NASD of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Units on the NYSE; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program (including the related fees and expenses of counsel to the Underwriters), the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with any Internet roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and the cost of any aircraft chartered in connection with the roadshow; and (j) all other costs and expenses incident to the performance of the obligations of the Williams Parties and the Selling Unitholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.
     Section 9. Conditions of Underwriters’ Obligations.
     The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Williams Parties and the Selling Unitholders contained herein, to the performance by the Williams Parties and the Selling Unitholders of their respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representative and complied with to their satisfaction.
     (b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Vinson & Elkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made).
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby (including the Transactions) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Williams Parties and the Selling Unitholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Andrews Kurth LLP shall have furnished to the Representative their written opinion, as counsel to the Williams Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, with respect to the matters set forth in Exhibit B to this Agreement.
     (e) The Representative shall have received from James J. Bender, internal counsel to the Partnership, his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, with respect to the matters set forth in Exhibit C to this Agreement.

     (f) The Representative shall have received from Gibson, Dunn & Crutcher LLP, special counsel for the Williams Entities, their written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, with respect to the matters set forth in Exhibit D to this Agreement.
     (g) The Representative shall have received from [        ], which is acting as special local counsel for the Williams Entities, an opinion or opinions, addressed to the Underwriters and dated such Delivery Date, in the form and substance reasonably satisfactory to the Representative, with respect to the matters set forth in Exhibit E to this Agreement.
     (h) The Representative shall have received from [        ], which is acting as counsel for the Selling Unitholders, their written opinion, addressed to the Underwriters and dated such Delivery date, in form and substance reasonably satisfactory to the Representative, with respect to the matters set forth in Exhibit F to this Agreement.
     (i) The Representative shall have received from Vinson & Elkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Williams Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (j) At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (k) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (l) On each Delivery Date, the General Partner shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:
     (i) the representations, warranties and agreements of the Williams Parties contained in Section 1 of this Agreement are true and correct as of such Delivery Date; the Williams Parties have complied with all of their agreements and satisfied all the conditions contained herein;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and
     (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) the Registration Statement, as of the Effective Time, and the Prospectus, as of its date and as of such Delivery Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which such statements were made) not misleading, and (B) since the Effective Time, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.
     (m) The Selling Unitholders shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Unitholders stating that the representations, warranties and agreements of the Selling Unitholders contained herein are true and correct on and as of such Delivery Date and that the Selling Unitholders have complied with all their agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.
     (n) None of the Williams Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is adverse to the Partnership Entities or (B) since such date there shall not have been any adverse change in the partners’ capital, members’ equity or short-term or long-term debt of the Partnership Entities or any change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over the counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership or any of the Williams Entities on any exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (p) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.
     (q) The Lock-Up Agreements between the Representative and the persons and entities set forth on Schedule 3, shall have been delivered to the Representative on or before the date of this Agreement.
     (r) The Williams Parties shall have furnished the Representative such additional documents and certificates as the Representative or counsel for the Underwriters may reasonably request.
     (s) The Representative shall have received evidence satisfactory to it that each of the Transactions (other than the offering of the Units) shall have occurred or will occur as of the First Delivery Date, in each case, on substantially the terms as described in the Prospectus.
     All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     Section 10. Indemnification and Contribution.
     (a) The Williams Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the written approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that the Williams Parties shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Williams Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f); and provided further, that this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or action arising from the sale of Units to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to such person within the time required by the Securities Act and the Rules and Regulations, and the untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact in the Preliminary Prospectus was corrected in the Prospectus, unless such failure to deliver the Prospectus resulted from non-compliance by the Partnership with Section 7(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Williams Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

     (b) The Selling Unitholders, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Common Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Unitholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning any Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Selling Unitholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.
     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Williams Parties, the Selling Unitholders, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner or the Partnership), managers, officers and employees, and each person, if any, who controls any Williams Party or any Selling Unitholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Williams Parties, the Selling Unitholders or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any Marketing Materials, (ii) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto, or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f) and shall reimburse the Williams Parties, the Selling Unitholders and any such director, manager, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Williams Parties, the Selling Unitholders or any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Williams Parties, the Selling Unitholders or any such director, manager, officer, employee or controlling person.
     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Williams Parties or any Selling Unitholder under this Section 10 if (i) the Williams Parties, the Selling Unitholders and the Underwriters shall have so mutually agreed; (ii) the Williams Parties and the Selling Unitholders have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Williams Parties and the Selling Unitholders; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Williams Parties, the Selling Unitholders or their respective directors, managers, officers, employees or controlling persons, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Williams Parties and the Selling Unitholders. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(g) hereof in respect of a claim or action referred to in

Section 10(g), then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities (as defined in Section 10(g)) for the defense of any loss, claim, damage, liability or action arising out of the Directed Unit Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(g) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Williams Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Williams Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Williams Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership and the Selling Unitholders as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Williams Parties, the Selling Unitholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Williams Parties, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.
     (f) The Underwriters severally confirm and the Williams Parties and each Selling Unitholder acknowledge that the table of underwriters on page [161], [the second full paragraph under the heading “Commissions and Expenses” on page 161, the third full paragraph under the heading “Lock-Up Agreements” on page 162, the first and second full paragraphs under the heading “Stabilization, Short Position and Penalty Bids” on page 163, the second full paragraph under the heading “New York Stock Exchange” on page 164, the information under the heading “Discretionary Sales” on page 164 and the information under the heading “NASD Conduct Rules” on page 164] appearing under the caption “Underwriting” in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Williams Parties by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.
     (g) The Williams Parties, jointly and severally, shall indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of Section 15 of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any Williams Party for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made), (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that, the Williams Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action (or expenses relating thereto) that is determined in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Lehman Brothers Entities. The Williams Parties, jointly and severally, shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
     Section 11. Defaulting Underwriters.
     If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Unitholders to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Williams Parties or the Selling Unitholders, except that the Williams Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Units that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Williams Parties and the Selling Unitholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representative or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     Section 12. Termination.
     The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Partnership and the Selling Unitholders prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 9(n) or 9(o), shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
     Section 13. Reimbursement of Underwriters’ Expenses.
     If the Partnership or any Selling Unitholders shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Williams Entities or any Selling Unitholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any of the Williams Entities or the Selling Unitholders (including, without limitation, with respect to the Transactions) is not fulfilled, the Williams Parties and the Selling Unitholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Williams Parties and the Selling Unitholders shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Williams Parties nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.
     Section 14. Research Independence.
     In addition, the Williams Parties and the Selling Unitholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Units that differ from the views of its investment bankers. The Williams Parties and the Selling Unitholders hereby waive and release, to the fullest extent permitted by law, any claims that the Williams Parties or the Selling Unitholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Williams Parties or the Selling Unitholders by such Underwriters’ investment banking divisions. The Williams Parties and the Selling Unitholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership or Williams.
     Section 15. No Fiduciary Duty.
     Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters,

each of the Williams Parties and the Selling Unitholders acknowledge and agree that in connection with the offering contemplated by this Agreement (the “Offering”): (i) there exists no fiduciary or agency relationship between any of the Williams Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other; (ii) the relationship between the Williams Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations and the Underwriters are not acting as advisors, expert or otherwise, to any of the Williams Parties or the Selling Unitholders; (iii) notwithstanding anything in this Underwriting Agreement to the contrary, the Williams Parties and the Selling Unitholders acknowledge that the Underwriters may have financial interests in connection with the Offering in addition to the difference between the price to the public and the purchase price paid to the Williams Parties or the Selling Unitholders by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to the Williams Parties or the Selling Unitholders for, any of such additional financial interests. Each of the Williams Parties and the Selling Unitholders hereby waives and releases, to the fullest extent permitted by law, any claims that the Williams Parties or the Selling Unitholders may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the Offering.
     Section 16. Notices.
     All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022 (Fax: 212-520-0421);
     (b) if to the Williams Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: President (Fax: 918-573-4647);
provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Williams Parties and the Selling Unitholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

     Section 17. Persons Entitled to Benefit of Agreement.
     This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Williams Parties, the Selling Unitholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Williams Parties and the Selling Unitholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors and managers of the Williams Parties and the Selling Unitholders, the officers of the Williams Parties who have signed the Registration Statement and any person controlling the Williams Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. [Notwithstanding anything in this Agreement to the contrary, all liabilities and obligations of the Williams Parties and the Selling Unitholders hereunder shall be non-recourse against any partner (including any limited partner or general partner), stockholder, member, officer, director or employee of any of the Williams Parties or the Selling Unitholders, other than the Williams Parties in their capacities as such. In that connection, no such partner, stockholder, member, officer, director or employee shall be bound by this Agreement, or be obligated by virtue of this Agreement or the obligations of any party created hereunder to (A) provide funds to any of the Williams Parties or the Selling Unitholders, whether by contributions to capital, loans, returns of monies, securities or other property, or (B) assume any liabilities of any of the Williams Parties or the Selling Unitholders.]
     Section 18. Survival.
     The respective indemnities, representations, warranties and agreements of the Williams Parties, the Selling Unitholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     Section 19. Definition of the Terms “Business Day” and “Subsidiary.”
     For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
Section 20. Governing Law.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 21. Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     Section 22. Headings.
     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Williams Parties, the Selling Unitholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Williams Natural Gas Liquids, Inc.

By:
Name:
Title:

Williams Midstream Natural Gas Liquids, Inc.

By:
Name:
Title:

Williams Energy LLC

By:
Name:
Title:

Williams Energy Services, LLC

By:
Name:
Title:

Williams Discovery Pipeline, LLC

By:
Name:
Title:

Williams Partners Holding LLC

By:
Name:
Title

Williams Partners GP LLC

By:
Name:
Title:

Williams Partners L.P.

By:	Williams Partners GP LLC,
its General Partner

By:
Name:
Title:

Williams Partners Operating LLC

By:
Name:
Title:

Accepted:
Lehman Brothers Inc.
For itself and as Representative
of the several Underwriters named
in Schedule 1 hereto
By: Lehman Brothers Inc.

By:

Authorized Representative

SCHEDULE 1

Number of Firm
Underwriters	Units to be Purchased
Lehman Brothers Inc.	[ ]
Citigroup Global Markets Inc.	[ ]
RBC Capital Markets Corporation	[ ]
Wachovia Capital Markets, LLC	[ ]

Total	5,000,000
Schedule 1 - 1

SCHEDULE 2

Name of Selling Unitholder	Number of Option Units
Williams Energy Services, LLC	[ ]

Williams Energy, LLC	[ ]

Williams Discovery Pipeline LLC	[ ]

Williams Partners Holdings LLC	[ ]
Schedule 2 - 1

SCHEDULE 3
PERSONS DELIVERING LOCK-UP AGREEMENTS
[to come]
Schedule 3-1

ANNEX I
JURISDICTIONS OF QUALIFICATION

Jurisdiction of
Name of Entity	Formation	Jurisdictions of Qualification
Williams Partners GP LLC	Delaware	[ ]

Williams Partners L.P.	Delaware	[ ]

Williams Partners Operating, LLC	Delaware	[ ]

Mid-Continent Fractionation and Storage, LLC	Delaware	Kansas

Carbonate Trend Pipeline, LLC	Delaware	Louisiana and Alabama

Discovery Producer Services, LLC	Delaware	Louisiana

Discovery Gas Transmission LLC	Delaware	Louisiana

Williams Energy Services LLC	Delaware	Florida, Illinois, Oklahoma, South Carolina, Texas and Virginia

Williams Partners Holdings LLC	Delaware	[ ]

Williams Energy, LLC	Delaware	Louisiana

The Williams Companies, Inc.	Delaware	District of Columbia, Kentucky, North Dakota, Oklahoma, Texas and Utah

Williams Midstream Natural Gas Liquids, Inc.	Delaware	Iowa, Kansas, Louisiana, Minnesota, Nebraska, Oklahoma and Texas

Williams Natural Gas Liquids, Inc.	Delaware	Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Mississippi, Missouri, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota, Tennessee, Texas and Wisconsin

Espagas USA, Inc.	Delaware	[ ]

Annex I - 1

Jurisdiction of
Name of Entity	Formation	Jurisdictions of Qualification
MAPCO, Inc.	Delaware	Alaska, Arizona, California, Illinois, Kentucky, Minnesota, Montana, New Mexico, North Dakota, Oklahoma, Utah and Wyoming
Annex I-2

EXHIBIT A
LOCK-UP LETTER AGREEMENT
Lehman Brothers Inc.
As Representative of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Dear Sirs:
     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of the common units representing limited partner interests (the “Common Units”) of Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) cause to be filed a registration statement with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period of 180 days after the date of the final Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”). [The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of any Common Units that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement
Exhibit A-1

(including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 180-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Lehman Brothers’ Equity Capital Markets at least two business days prior to the proposed transfer or disposition.]
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Partnership, the Selling Unitholders named therein and the Underwriters.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned
Exhibit A-2

will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: August ___, 2005
Exhibit A-3

EXHIBIT B
FORM OF OPINION OF ANDREWS KURTH LLP
     (i) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware LP Act, is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth on Annex I to this Agreement, and to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or so qualify would not (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such partnership has all requisite partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged.
     (ii) Each of the General Partner, OLLC and CTP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex I to this Agreement, and to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or so qualify would not (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.
     (iii) Each of MCFS, DPS and DGT is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex I to this Agreement, and to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or so qualify would not (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.
     (iv) The General Partner is the sole general partner of the Partnership with an initial 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests or claims (except restrictions on transferability contained in the Partnership Agreement, as described in the Prospectus or created or arising under the Delaware LP Act) (A) in respect of which a financing statement under

Exhibit B-1

the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the General Partner as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (v) The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and WE, Holdings, WES, and Williams Pipeline own the Sponsor Units free and clear of all liens, encumbrances, security interests or claims (except restrictions on transferability in the Partnership Agreement, as described in the Prospectus or those created or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WE, Holdings, WES or Williams Pipeline as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WE, Holdings, WES or Williams Pipeline as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement; and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the General Partner as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (vi) The Firm Units and the Option Units, if any, to be issued and sold by the Partnership and the Selling Unitholders, respectively, to the Underwriters pursuant to this Agreement have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Sponsor Units owned by WE, Holdings,

Exhibit B-2

WES, and Williams Pipeline and the Incentive Distribution Rights owned by the General Partner, the Firm Units will be the only limited partner interests of the Partnership issued and outstanding at the First Delivery Date.
     (vii) The Partnership owns a 100% limited liability company interest in OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the OLLC Agreement and is fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Partnership as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the OLLC Agreement.
     (viii) OLLC owns a 100% limited liability company interest in each of MCFS and CTP; such limited liability company interests have been duly authorized and validly issued in accordance with the MCFS LLC Agreement and the CTP LLC Agreement, respectively, and are fully paid (to the extent required under MCFS LLC Agreement or the CTP LLC Agreement, as applicable) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and OLLC owns such limited liability company interests free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming OLLC as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act, the MCFS LLC Agreement or the CTP LLC Agreement.
     (ix) WES owns a 100.0% limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the GP LLC Agreement, and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WES owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WES as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the GP LLC Agreement.

Exhibit B-3

     (x) OLLC owns a 40.0% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the DPS LLC Agreement, and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and OLLC owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming OLLC as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the DPS LLC Agreement
     (xi) DPS owns a 100% limited liability company interest in DGT; such limited liability company interest has been duly authorized and validly issued in accordance with DGT LLC Agreement and is fully paid (to the extent required under DGT LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and DPS owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming DPS as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of [Louisiana] naming DPS as debtor is on file with the Secretary of State of the State of [Louisiana] or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the DGT LLC Agreement.
     (xii) Except as described in the Prospectus or as provided in the Amended Credit Agreement[, the Revolving Credit Agreement], the DPS LLC Agreement or the DGT LLC Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of (i) any limited partner interests in the Partnership, (ii) any limited liability company interests in the General Partner or OLLC or (iii) any limited liability company interests in any Subsidiary, in each case pursuant to the Organizational Documents or any other agreement or instrument known to such counsel to which any of such entities is a party or by which any one of them may be bound. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
     (xiii) Each of the Operative Agreements to which any of the Partnership Entities is a party has been duly authorized and validly executed and delivered by each of the Partnership Entities party thereto.
     (xiv) Assuming the due authorization, execution and delivery by each party thereto (other than the Partnership Entities), each of the Operative Agreements constitutes a valid and binding obligation of the Partnership Entities party thereto, enforceable

Exhibit B-4

against each such Partnership Entities in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (C) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion.
     (xv) Assuming the due authorization, execution and delivery by each party thereto (other than the Williams Entities (other than the Partnership Entities)), each of the Contribution Agreement and the Omnibus Agreement constitutes a valid and binding obligation of the Williams Entities (other than the Partnership Entities) party thereto, enforceable against each such Williams Entities (other than the Partnership Entities) in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (C) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion.
     (xvi) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Entities party thereto.
     (xvii) The offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership Entities of the Underwriting Agreement, the Operative Agreements to which any of the Partnership Entities is a party and the consummation of the transactions contemplated hereby and thereby (including the Transactions) has not caused, and will not cause, as applicable, (A) a violation of the Organizational Documents, (B) a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any Operative Agreement or any agreement filed as an exhibit to the Registration Statement or (C) any violation of any [federal statute, law or regulation, the Delaware LP Act, the Delaware LLC Act] or, to the knowledge of such counsel, any [order, judgment, decree or injunction of any federal or Delaware court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is subject], excluding in the case of clauses (B) and (C), any such breaches, violations and defaults that would not have a Material Adverse Effect.
     (xviii) Except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental

Exhibit B-5

agency or body is required for the execution, delivery and performance of the Underwriting Agreement or any of the Operative Agreements by the Partnership Entities party thereto and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders, filings or registrations (A) as have been obtained or made and (B) would not have a Material Adverse Effect if not obtained or made.
     (xix) [The statements contained in the Prospectus under the captions “Risk Factors – Risks Inherent in Our Business – Discovery’s interstate tariff rates are subject to review and possible adjustment by federal regulators, which could have a material adverse effect on our business and operating results. Moreover, because Discovery is a non-corporate entity, it may be disadvantaged in calculating its cost of service for rate-making purposes,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Working Capital Credit Facility,” “Business—FERC Regulation,” “Business—Environmental Regulation” (other than the statements under the caption “Business—Environmental Regulation—Kansas Department of Health and Environment Obligations” as to which such counsel need not opine), “Management—Long-Term Incentive Plan,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement,” “Material Tax Consequences,” [and “Investment in Williams Partners L.P. by Employee Benefit Plans,”] insofar as they constitute descriptions of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects; and the Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “Prospectus Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units,” “Description of the Subordinated Units” and “The Partnership Agreement.”]
     (xx) The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xxi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.
     (xxii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Partnership prior to such Delivery Date (except for the financial statements and the notes and financial schedules thereto, and other financial and other related statistical and accounting data included therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

Exhibit B-6

     (xxiii) To the best of such counsel’s knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.
     (xxiv) None of the Partnership Entities are, after giving effect to the Transactions and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.
     (xxv) The offer, sale and issuance of the Sponsor Units to WE, Holdings, WES and Williams Pipeline and of the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Securities Act.
     Such counsel has participated in conferences with officers and other representatives of the Williams Parties, representatives of the independent registered public accounting firm of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and because such did not independently investigate or verify the information set forth in the Registration Statement or the Prospectus (except to the extent specified in paragraphs (xviii) and (xix) above), such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in paragraphs (xviii) and (xix) above). Based on the foregoing (relying as to factual matters in respect of the determination of materiality to the extent such counsel deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Partnership Entities), no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel, however, expresses no opinion with respect to the financial statements and notes and related schedules thereto and other related financial, statistical and accounting data included in the Registration Statement or in the Prospectus or any further amendment or supplement thereto or the exhibits to the Registration Statement.
     Such counsel’s opinion may be limited to matters governed by the Federal laws of the United States of America, the laws of the States of Texas, the Delaware LP Act and the Delaware LLC Act. Such counsel need not express any opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property or the accuracy of the descriptions or references in the Registration Statement or the Operative Agreements to any real

Exhibit B-7

or personal property, and need not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

Exhibit B-8

EXHIBIT C
FORM OF OPINION OF INTERNAL COUNSEL TO THE PARTNERSHIP
     (i) Each of WNGL, WMNGL MAPCO and Espagas is validly existing as a corporation in good standing under the DGCL.
     (ii) Each of WES, Williams Pipeline and WE is validly existing as a limited liability company in good standing under the Delaware LLC Act.
     (iii) Holdings has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act.
     (iv) Williams directly or indirectly owns all of the outstanding capital stock of each of WNGL and WMNGL; all of such capital stock has been duly authorized and validly issued and is fully paid and non-assessable; and such capital stock is owned free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Williams as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Williams as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (B) otherwise known to such counsel, other than those created by or arising under the DGCL.
     (v) Williams owns a 100% limited liability company interest in WES; such limited liability company interest has been duly authorized and validly issued in accordance with the WES LLC Agreement and is fully paid (to the extent required under the WES LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and Williams owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Williams as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Williams as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the WES LLC Agreement.
     (vi) WES owns a 100% limited liability company interest in Williams Pipeline; such limited liability company interest has been duly and validly authorized and issued in accordance with the Williams Pipeline LLC Agreement and is fully paid (to the extent required under the Williams Pipeline LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WES owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WES as debtor is on file with the Oklahoma UCC Central Filing Office –

Exhibit C-1

Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the Williams Pipeline LLC Agreement.
     (vii) WES owns all of the outstanding capital stock of each of Espagas and MAPCO; all of such capital stock has been duly authorized and validly issued and is fully paid and non-assessable; and such capital stock is owned free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WES as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (B) otherwise known to such counsel, other than those created by or arising under the DGCL.
     (viii) [MAPCO owns a 100% limited liability company interest in WE; such limited liability company interest has been duly authorized and validly issued in accordance with the WE LLC Agreement and is fully paid (to the extent required under the WE LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and MAPCO owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MAPCO as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MAPCO as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the WE LLC Agreement.]
     (ix) WE owns a 26.7% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the DPS LLC Agreement, and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WE owns such limited liability company interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WE as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WE as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the DPS LLC Agreement.
     (x) WMNGL, WNGL, MAPCO and Espagas collectively own all of the outstanding limited liability company interests in Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the Holdings LLC Agreement and are fully paid (to the extent required under the Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WMNGL, WNGL, MAPCO and Espagas own such limited liability company interests free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming

Exhibit C-2

WMNGL, WNGL, MAPCO or Espagas as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WMNGL, WNGL, MAPCO or Espagas as debtor is on file with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the Holdings LLC Agreement.
     (xi) Each of the Operative Agreements to which any of the Williams Entities, other than the Partnership Entities, is a party has been duly authorized and validly executed and delivered by each of the Williams Entities party thereto.
     (xii) The offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Williams Entities (other than the Partnership Entities) of the Underwriting Agreement or any of the Operative Agreements and the consummation of the transactions contemplated thereby will not result in: (A) a violation of the certificate of incorporation, bylaws, limited liability company agreement, limited partnership agreement or similar organizational document of any of the Williams Entities (other than the Partnership Entities), (B) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to or by which any of the Williams Entities (other than the Partnership Entities) is bound or to which any of the property or assets of any of the Williams Entities (other than the Partnership Entities) is subject (except for such indenture, mortgage, deed of trust, loan agreement or other agreement covered by the opinion letter from Gibson, Dunn & Crutcher LLP of even date herewith, to which such counsel need not opine), or (C) any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Williams Entities (other than the Partnership Entities) or any of their properties or assets, except any such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect.
     (xiii) Except as described in the Prospectus or the Partnership Agreement, there are no contracts, agreements or understandings between the any of the Williams Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the Units registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.
     (xiv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or to which any property or assets of any of the Partnership Entities is the subject which, if determined adversely to such Partnership Entity, might (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.
     (xv) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Williams Parties (other than the Partnership Entities) party thereto.

Exhibit C-3

EXHIBIT D
FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP
     The offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Williams Entities of the Underwriting Agreement or any of the Operative Agreements to which they are a party and the consummation of the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on Schedule A to such opinion.
Exhibit D-1

EXHIBIT E
FORM OF OPINION OF LOCAL COUNSEL
     (i) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Kansas having jurisdiction over the Williams Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership or the conveyance of properties or evidence of title to properties located in the State of Kansas purported to be conveyed by the Specific Conveyances except (A) as may be required under state securities or “Blue Sky” laws as to which the undersigned does not express any opinion, (B) for such permits, consents, approvals and similar authorizations which have been obtained, and (C) which (1) are of a routine or administrative nature, (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated under the Underwriting Agreement and (3) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to consummation of the Transactions or (D) as described in the Prospectus.
     (ii) [Each of the Specific Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Kansas, as described in the Specific Conveyances, subject to the conditions, reservations and limitations contained in the Specific Conveyances and, upon proper recordation of the applicable Specific Conveyances in the State of Kansas, will constitute notice to all third parties under the recordation statutes of the State of Kansas concerning record title to the assets covered thereby. Recordation in the office of the Register of Deeds of each county in which MCFS owns property is the appropriate public office in the State of Kansas for the recordation of interests in real property located in such county.]
     (vi) [Each of the Specific Conveyances (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [___], to the extent such recordation is required to evidence title to the properties covered thereby in [MCFS ] [CTP] and, upon proper recordation of the applicable Specific Conveyances in the State of [___], will constitute notice to all third parties under the recordation statutes of the State of [___] concerning record title to the assets covered thereby. Recordation in the office of the County Clerk of each county in which [MCFS] [CTP] owns property is the appropriate public office in the State of [___] for the recordation of interests in real property located in such county.]
     (vii) [After consummation of the Transactions, [MCFS] [CTP] will be entitled to exercise the power of eminent domain to secure rights-of-way necessary to operate such pipeline assets in the State of [___].]
     Such counsel’s opinions may be limited to the laws of the State of Kansas, excepting therefrom municipal and local ordinances and regulations, and such counsel need express no opinion with respect to (a) title to any of the real or personal property, (b) the accuracy of descriptions or references to real or personal property, or (c) with respect to state or local taxes or tax statutes to which any of the limited partners of the Williams Entities may be subject.
Exhibit E-1

EXHIBIT F
FORM OF OPINION OF SELLING UNITHOLDERS’ COUNSEL
     (i) Each Selling Unitholder has full right, limited liability company power and authority, to enter into this Agreement. The execution, delivery and performance of this Agreement by each Selling Unitholder and the consummation by each Selling Unitholder of the transactions contemplated hereby do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which any Selling Unitholder is a party or by which any Selling Unitholder is bound or to which any of the property or assets of any Selling Unitholder is subject, (ii) result in any violation of the provisions of the certificate of formation, limited liability company agreement (or similar organizational documents) of any Selling Unitholder or (iii) result in any violation of any statute or any rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over any Selling Unitholder or the property or assets of any Selling Unitholder.
     (ii) Except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Units by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any Selling Unitholder or the property or assets of any Selling Unitholder is required for the execution, delivery and performance of this Agreement by any Selling Unitholder and the consummation by any Selling Unitholder of the transactions contemplated hereby.
     (iii) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Selling Unitholder.
     (iv) Immediately prior to such Delivery Date, each Selling Unitholder had good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the UCC in respect of, the Common Units to be sold by such Selling Unitholder under the Agreement on such Delivery Date, free and clear of all Liens, and full right, power and authority to sell, assign, transfer and deliver such Common Units to be sold by such Selling Unitholder under the Agreement.
     (vi) Upon payment for the Common Units to be sold by each Selling Unitholder, delivery of such Common Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Common Units in the name of Cede or such other nominee and the crediting of such Common Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8 105 of the UCC to such Stock), (i) DTC shall be a “protected purchaser” of such Common Units within the meaning of Section 8 303 of the UCC, (ii) under Section 8 501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Common Units and (iii) no action based on any “adverse claim”, within the meaning of Section 8 102 of the UCC, to such Common Units may be asserted against
Exhibit F-1

the Underwriters with respect to such security entitlement. For purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (A) such Common Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s share registry in accordance the Partnership Agreement and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8 102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware LLC Act and that such counsel is not admitted in the State of Delaware.
     Such counsel shall also have furnished to the Representative a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representative, to the effect that (x) such counsel has acted as counsel to the Selling Unitholders in connection with the preparation of the Registration Statement, and (y) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that the Registration Statement, as of the Effective Time, contained any untrue statement of a material fact or omitted to state such a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state such a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.
Exhibit F-2